FNX MINING COMPANY INC.
BALANCE SHEETS (in Canadian dollars) (Unaudited)
	MARCH 31 2003	MARCH 31 2002

Assets
CURRENT ASSETS
Cash and short-term deposits	$ 29,640,070	$ 7,760,838
Accounts receivable	628,409	432,967
Marketable securities	2,750	2,750
Prepaid expenses and deferred costs	30,460	5,109
	30,301,689	8,201,664

CAPITAL ASSETS (Note 2)	277,850	175,458
MINERAL EXPLORATION PROPERTIES (Note 3)	17,295,206	8,669,421
	$ 47,874,745	$ 17,046,543

Liabilities
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 1,249,138	$ 269,259
	1,249,138	269,259
Shareholders’ Equity
CAPITAL STOCK (Note 4)	56,830,809	22,275,975
WARRANTS (Note 5)	-	1,170,000
DEFICIT	(10,205,202)	(6,668,691)
	46,625,607	16,777,284

	$ 47,874,745	$ 17,046,543

The accompanying notes are an integral part of these financial statements.

FNX MINING COMPANY INC.
STATEMENTS OF OPERATIONS AND DEFICIT
FOR THE THREE MONTH ENDING MARCH 31
(in Canadian dollars) (Unaudited)
	2003	2002
INCOME
Interest earned	$ 211,768	$ 23,385

COST AND EXPENSES

Administration	570,269	102,281
Prospecting	18,158	9,853
Financing charges	7,969	613,469
Amortization	24,800	426
	621,196	726,029
Net loss	(409,428)	(702,644)

Deficit, beginning of period	(9,795,774)	(5,966,047)
		-
Deficit, end of period	(10,205,202)	(6,668,691)

The accompanying notes are an integral part of these financial statements.

FNX MINING COMPANY INC.
STATEMENTS OF CASH FLOW
FOR THE THREE MONTH ENDING MARCH 31
(in Canadian Dollars) (Unaudited)
	2003	2002

CASH PROVIDED BY (USED IN):

Operating activities:
Net loss	$ (409,428)	$ (702,644)

Amortization	24,800	426
	(384,628)	(702,218)
Change in non-cash working capital balances	613,309	(208,611)
	228,681	(910,829)

Financing activities:
Common shares issued	2,944,341	8,000,000

	2,944,341	8,000,000

Investing activities:
Capital assets acquisitions	(50,042)	(171,006)

	(50,042)	(171,006)
Mineral exploration properties:

Exploration expenditure	(4,415,525)	(193,375)

	(4,465,567)	(364,381)

(Decrease) increase in cash and short term deposits	$ (1,292,545)	$ 6,724,790
Cash and short term deposits, beginning of the period	$30,932,615	$ 1,036,048
Cash and short term deposits, end of the period	$29,640,070	$ 7,760,838

The accompanying notes are an integral part of these financial statements.

FNX MINING COMPANY INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTH PERIOD ENDING MARCH 31, 2003

(Unaudited)

1.

ACCOUNTING POLICIES

The interim financial statements presented herein follow the same accounting policies and their methods of application as the 2002 financial statements. Generally accepted accounting principles for interim financial statements do not conform in all respects to the disclosures required for annual financial statements, and accordingly, these interim financial statements should be read in conjunction with the Company’s 2002 audited financial statements and the accompanied notes contained in the Company’s Annual Report.

2.

CAPITAL ASSETS

Capital assets are carried at cost less accumulated amortization. The Company amortizes its capital assets using the following rates and amortization methods. :

Computer hardware

Straight line over 4 years

Furniture & equipment:

Straight line over 5 years

Equipment:

Straight line over 5 years

Computer software

Straight line over 3 years

Leasehold improvements are amortized on the straight-line basis over a period of five years.

						December 31
	March 30, 2003					2002
	Opening		Closing	Accumulated	Net	Net
	Balance	Additions	Balance	Amortization	Book value	Book value

Office equipment	67,935	20,412	88,347	17,502	70,845	54,345
Furniture and fixtures	33,176		33,176	8,295	24,881	26,540
Computer hardware	103,321	23,672	126,993	33,849	93,144	76,372
Computer software	117,993	3,633	121,626	51,710	69,916	76,689
Leasehold improvements	37,322	2,325	39,647	20,583	19,064	18,662

	$ 359,747	$ 50,042	$ 409,789	$ 131,939	$ 277,850	$ 252,608

3. MINERAL PROPERTIES

Exploration and acquisition expenditures:

	December 31	Incurred	March 31
	2002	this YTD	2003

Alaska, USA
Gunsite	$ 204,673	$ -	$ 204,673
	204,673	-	204,673
Ontario
Larder lake	1,128,039	-	1,128,039
Fawcett Township	950,856	-	950,856
Sudbury Basin:
Acquisitions	3,276,165	-	3,276,165
McCreedy	3,379,197	2,847,528	6,226,725
Levack	872,459	214,812	1,087,271
Victoria	1,043,463	207,588	1,251,051
Norman	1,346,818	519,407	1,866,225
Kirkwood	8,052	302	8,354
North Range Footwall	308,591	174,802	483,393
Other	3,976	-	3,976
Sudbury administration	357,391	140,657	498,048
	12,675,007	4,105,096	16,780,103
Total	12,879,680	4,105,096	16,984,776

Development expenditures:

McCreedy West	-	310,430	310,430
TOTAL MINERAL PROPERTIES	$ 12,879,680	$ 4,415,526	$ 17,295,206

4. CAPITAL STOCK

Shares issued:
	Shares	Consideration
Balance December 31, 2002	36,302,540	$53,886,468

Issued during this quarter:
Warrants exercised	1,946,129	2,432,661
Property options	428,500	511,680
	2,374,629	2,944,341

Balance March 31, 2003	38,677,169	$56,830,809

5. WARRANTS
	Exercise	Opening	Warrants	Warrants	Closing
Expiry Date	price	balance	issued	exercised	balance
Share purchase warrants:					-
January 10, 2003	1.25	2,496,879	-	2,496,879	-

6.  STOCK OPTIONS

The following table reflects the continuity of options granted under the Plan for the three-month period ended March 31, 2003.

	Exercise	Opening	Options	Options	Closing
Expiry Date	price	balance	granted	exercised	balance
November 15, 2004	$ 0.40	200,000	-	-	200,000
May 3, 2006	0.50	230,000	-	-	230,000
May 3, 2006	1.00	470,000	-	75,000	395,000
May 29, 2006	1.00	98,000	-		98,000
June 12, 2006	1.10	100,000	-	-	100,000
November 8, 2006	1.00	100,000	-		100,000
November 13, 2006	1.00	300,000	-	300,000	-
January 9, 2007	1.50	200,000	-		200,000
February 14, 2007	2.08	255,000	-	8,500	246,500
February 18, 2007	2.25	85,000	-		85,000
March 12, 2007	2.55	135,000	-	40,000	95,000
May 14, 2007	3.40	30,000		5,000	25,000
August 7, 2007	4.10	250,000			250,000
September 10, 2007	5.00	395,000			395,000
October 11, 2007	4.95	35,000			35,000
January 14, 2008	6.45	-	402,000		402,000

		2,883,000	402,000	428,500	2,856,500

7.  COMPARATIVE FIGURES

Certain of the 2002 comparative figures have been reclassified to conform to the financial statement presentation adopted for 2003.